Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Alex Delanghe
	One World Trade Center, Floor 65		646-429-1845
	New York, NY 10007		pr@mdc-partners.com

FOR:	The Stagwell Group	CONTACT:	Beth Lester Sidhu
	1808 Eye Street, Floor 6		202-423-4414
	Washington, D.C., 20006		beth@stagwellgroup.com

MDC Partners and Stagwell to Combine,

Creating Transformative Global Marketing Network

•	Combined company poised to deliver meaningful shareholder value creation, accelerated growth and enhanced services to clients.
•	Combination unleashes the power of talent and technology around the world to create a top ten global integrated marketing services company that will provide the best-in-class solutions that marketers need to thrive in today’s marketplace.
•	More than triples the contribution of high-growth digital services and expertise compared to MDC standalone.
•	Existing MDC common shareholders (including Stagwell) will receive 26% of the common equity of the combined company and Stagwell will receive share consideration equal to 74% (excluding Stagwell’s pre-transaction holdings of MDC common shares and without giving effect to any conversion of outstanding preference shares).
•	Complementary offerings have the potential to produce 5%+ annual organic revenue growth, decrease net leverage from 4.2x to 3.4x and deliver over $200 million of pro forma cash generation in 2021.
•	Run-rate cost savings of ~$30 million from operational efficiencies and integrated services over time, with 90% expected to be achieved within 24 months.
•	Plans to invest in expanding services across global markets and in expanded digital marketing products.
•	MDC Board of Directors has approved the Transaction, following a recommendation by a Special Committee of independent directors.

New York, NY – December 21, 2020 MDC Partners Inc. (“MDC”) (NASDAQ: MDCA) and Stagwell Media LP (“Stagwell”) announced today that they have entered into a definitive transaction agreement (the “Transaction Agreement”) to combine their respective businesses, uniting the award-winning talent of MDC with the advanced technology platform of Stagwell to create the transformative marketing company today’s marketplace demands (the “Transaction”). Together, the companies will significantly expand their range of best-in-class capabilities, depth of expertise, and geographic footprint to deliver expanded value to clients, and meaningfully accelerate the combined company’s growth.

“This is a new day for MDC and Stagwell,” said Mark Penn, Chairman and CEO of MDC Partners, and Managing Partner of The Stagwell Group. “Together, they unleash precisely the right talent and technology to create a transformative marketing services company offering scaled Creative Performance. MDC is celebrated for bringing award-winning creative firepower to the world’s leading and most ambitious companies, and Stagwell has been built with deep and sophisticated technology at its core. Unencumbered by legacy structures or assets, the combined company will have the integrated, modern offerings marketers deserve, and the resources to invest meaningfully in our global capabilities, our talent, and our clients’ future.”

The combined company will provide the balance of integrated solutions that modern marketers need to succeed, including second-to-none creativity and communications, scaled media and data capabilities, superior consumer insights, technology development and innovation, and digital transformation. Without giving effect to any conversion of outstanding preference shares, the pre-Transaction holders of MDC Class A and Class B shares (“MDC Shares”) would receive 26% of the common equity of the combined company and Stagwell would receive share consideration equal to 74% of the common equity of the combined company (excluding Stagwell’s ownership in the combined company derived from its ownership of pre-Transaction MDC Shares), each on a pro forma basis. Stagwell and its affiliates are expected to hold approximately 79% of the common equity of the combined company immediately after closing of the Transaction (assuming no conversion of outstanding preference shares of MDC). Further details on the combination and the business offerings of MDC and Stagwell can be found in our investor presentation at www.mdc-partners.com/investors and accompanying video at www.mdc-partners.com.

With over 8,600 employees across 23 countries, the combined company will be ideally suited to lead marketers into the future, with deepened expertise in digital services, and more than tripling high-growth digital offerings to 32% of the combined business. With a track record of collaboration across disciplines bringing the right technology solutions to its blue-chip clients’ business and marketing challenges, the combined company’s network also brings experience in building and developing its own proprietary digital products to solve for gaps in the marketing ecosystem, which together could generate $90 - $150 million annual top-line benefit over time.

“Having thoroughly evaluated the Transaction and having received the recommendation of the Special Committee, which, in close collaboration with its independent legal and financial advisors, met extensively to assess, evaluate and negotiate the Transaction - we are pleased to have reached a definitive agreement that maximizes growth potential for MDC and opportunity for all stakeholders,” said Irwin D. Simon, Presiding Director of MDC Partners and Chair of the Special Committee of MDC Partners’ Board of Directors. “MDC boasts a rich history and culture of entrepreneurship while innovating to solve for core client and industry needs. Combining these two companies will build on that legacy to create an even stronger industry leader.”

Highly Compelling Strategic Rationale

In contrast to MDC remaining a standalone company, the highly compelling combination creates a leading marketing services company with enhanced global scale and broadened premium capabilities highlighted by the following strategic rationale:

Strategic Advantages of Combined Company:

•	Targeting 5%+ annual organic growth, driven by 10-15% digital marketing growth and complementary capabilities, and 9%+ total annual revenue growth including new products and acquisitions
•	Media and data operation managing $4.4 billion in media spend, bringing added scale and sophistication
•	New revenue streams from expanded digital and technology products
•	More than tripling high-growth digital offerings, with 32% of business in digital services
•	Enhanced global scale across 23 countries
•	Leadership team with experience in value creation in marketing services
•	Expanded opportunities for high-performing network talent

Financial Strength:

•	Run-rate savings of ~$30 million from operational synergies over time, with ~90% expected to be achieved within 24 months
•	Enhanced capital structure, decreasing net leverage ratio from 4.2x to 3.4x, after giving full effect to run-rate operational synergies
•	Over $200m of pro forma cash generation in 2021
•	Target to grow to $3 billion+ in revenue in 2025, including acquisitions, organic growth and new products

Governance and Management

Mark Penn, current CEO and Chairman of MDC and Managing Partner of Stagwell, will continue as CEO and Chairman of the combined company. The management team for the combined company will consist of existing executives from both MDC and Stagwell.

Pursuant to the Transaction Agreement, the board of directors of the combined company will consist of nine members, including Mark Penn and Bradley Gross. Three independent directors on the Board will continue as directors in the combined company and the combined company shall cause such directors to be nominated at the company’s next two annual meetings; Stagwell will be entitled to designate the other four directors to serve on the Board.

The combined company will remain headquartered in New York, NY and will maintain a significant presence in Washington D.C.

Transaction Structure

Under the terms of the Transaction Agreement, the Transaction will be effected using an “Up-C” partnership structure, to permit additional basis step-up and depreciation for the combined company. Pursuant to the Transaction, MDC will be converted into a limited liability company that holds both Stagwell’s subsidiaries and MDC’s operating assets and Stagwell will contribute its operating businesses to MDC as so converted. The limited liability company will be owned in part by a newly-formed NASDAQ-listed company incorporated in Delaware (“New MDC”), and in part by Stagwell. On a pro forma basis, without giving effect to any conversion of outstanding preference shares of MDC, the pre-Transaction holders of MDC Shares would own 26% of the common equity of New MDC and Stagwell shareholders would be issued shares of a new Class C series equivalent to 74% of the common equity of New MDC and exchangeable into shares of New MDC Class A Shares on a one-for-one basis at Stagwell’s election.

Additionally, MDC and Stagwell will enter into a tax receivable agreement pursuant to which New MDC and Stagwell will share in the economic benefits of tax attributes resulting from Stagwell’s exchanges of “Up-C” units.

Concurrently with the execution of the Transaction Agreement, MDC and an affiliate of Goldman Sachs, as sole holder, agreed to renegotiate the terms of MDC’s issued and outstanding Series 4 convertible preference shares (the “Goldman Amendments”). The revised terms reduce the conversion price from $7.42 to $5.00 and extend accretion for two years at a reduced rate of 6%. In connection with the Transaction, an affiliate of Goldman Sachs, as holder, will have the right to redeem up to $30 million of its preference shares in exchange for a $25 million subordinated note or loan with a 3 year maturity (i.e., exchange at an approximately 17% discount to face value). The $25 million note or loan will accrue interest at 8.0% per annum and is pre-payable any time at par without penalty.

Subject to market conditions and other factors, MDC intends to conduct a consent solicitation for certain waivers and amendments to its 6.50% senior notes due 2024 (the “Notes”) necessary to close the Transaction.  MDC has entered into consent and support agreements with holders of more than 50% of the aggregate principal amount of its Notes to consent to the necessary waivers and amendments in the consent solicitation.

Path to Completion

The Transaction is subject to customary approvals, including, but not limited to, approvals from the MDC shareholders at a special meeting called for such purpose (the “Special Meeting”), which will include the approval of (i) 66 2/3% of the votes cast by all holders of various classes of shares of MDC, as applicable, and (ii) pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), a simple majority of the votes cast by the holders of applicable classes of shares of MDC, in each instance voting separately as a class (unless relief or approval is obtained from the applicable securities regulatory authorities to permit voting as a single class), excluding the votes cast by “interested parties” for purposes of MI 61-101 (which will include Stagwell, Mark Penn, Goldman Sachs and their respective affiliates (other than MDC and its subsidiaries) and their joint actors, as applicable) or any votes otherwise excluded for purposes of the “minority approval” determined pursuant to MI 61-101. Additional detail on the process and MI 61-101 can be found below. In consideration for the Goldman Amendments, an affiliate of Goldman Sachs has agreed to consent to the Transaction and waive any conversion ratio adjustments under its MDC Series 4 Preference Shares and has agreed to vote in favor of the Transaction subject to entering into customary definitive documentation to reflect the Goldman Amendments.

Closing of the Transaction is also subject to the satisfaction of a number of other conditions customary for transactions of this nature, including the receipt of certain regulatory and stock exchange approvals. The parties are targeting a closing in the first half of calendar year 2021, subject to receipt of applicable approvals.

Further information regarding the Transaction will be contained in the information circular / proxy statement that MDC will prepare, file and send to each MDC shareholder in connection with the Special Meeting.

Following closing of the Transaction, New MDC will apply to have the Class A shares of New MDC Shares listed on Nasdaq under the same symbol as Class A shares of MDC trade today: “MDCA”.

A copy of the Transaction Agreement will be filed on MDC’s SEDAR and EDGAR profile and will be available for viewing at www.sedar.com and www.sec.gov.

Shareholder Questions

Shareholders with questions regarding the Transaction should contact Kingsdale Advisors, MDC’s strategic shareholder advisor and proxy solicitation agent, at 1-877-659-1821 (toll-free within North America) or at 1-416-867-2272 (outside of North America) or by email at contactus@kingsdaleadvisors.com.

Advisors

Moelis & Company LLC is serving as financial advisor, and Canaccord Genuity Corp. is serving as independent financial advisor, to the Special Committee of MDC’s Board of Directors, with DLA Piper LLP (US) and DLA Piper (Canada) LLP serving as legal advisor to the Special Committee of MDC’s Board of Directors. Cleary Gottlieb Steen & Hamilton LLP and Fasken Martineau DuMoulin LLP are serving as legal advisors to MDC. J.P. Morgan Securities LLC is serving as financial advisor to Stagwell, and Freshfields Bruckhaus Deringer US LLP and McCarthy Tétrault LLP are serving as legal advisors to Stagwell. Kingsdale Advisors is serving as strategic shareholder and communications advisor to MDC Partners. Sloane & Company is serving as communications advisor to MDC.

Conference Call

Management will host a conference call on Tuesday, December 22, at 8:30 a.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-888-346-6216 or toll free 1-412-902-4266. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call. A recording of the conference call will be accessible within two hours after the conference call until 12:00 a.m. (ET), December 28, 2020, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10150775).

Additional Information and Where to Find It

In connection with the Transaction, MDC and New MDC will file with the SEC a registration statement on Form S-4 (the “Form S-4”) that will include a proxy statement of MDC (the “Proxy Statement” and, together with the Form S-4, the “Proxy Statement/Prospectus”). This communication is not a substitute for the Proxy Statement/Prospectus or any other document MDC may file with the SEC in connection with the Transaction. When available, MDC will mail the Proxy Statement/Prospectus to its shareholders in connection with the votes to approve certain matters in connection with the Transaction.

INVESTORS AND SECURITYHOLDERS OF MDC ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, REGARDING THE TRANSACTION IN ITS/THEIR ENTIRETY WHEN THEY BECOME AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. You may obtain, free of charge, copies of the Proxy Statement/Prospectus, when available, and other relevant documents filed by MDC or New MDC with the SEC, at the SEC’s website at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by MDC or New MDC with the SEC and from MDC’s website at http://www.mdc-partners.com.

The URLs in this announcement are intended to be inactive textual references only. They are not intended to be active hyperlinks to websites. The information on such websites, even if it might be accessible through a hyperlink resulting from the URLs or referenced herein, is not and shall not be deemed to be incorporated into this announcement. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any information on such websites.

No Offer or Solicitation

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that MDC or New MDC may file with the SEC in connection with the proposed transaction. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. The transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Board Approval and MI 61-101 Matters

The Board formed a committee (the “Special Committee”) comprised of independent (for purposes of MI 61-101) directors to, among other things, review and evaluate the strategic alternatives available to MDC, including the Transaction, and to negotiate, consider and evaluate such strategic alternatives. As a result of its process, and after receipt of (i) a fairness opinion from Moelis & Company LLC, exclusive financial advisor to the Special Committee in respect of the Transaction, providing that, as of the date thereof and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the percentage ownership of New MDC to be held by the holders of MDC Class A and Class B shares (together, the “MDC Common Shares”) upon completion of the Transaction is fair, from a financial point of view, to the holders of MDC Common Shares, other than Mark Penn, Stagwell, Goldman Sachs and their respective affiliates (other than MDC and its subsidiaries) (collectively, the “interested shareholders”), and (ii) a formal valuation for purposes of MI 61-101 (the “Valuation”) from Canaccord Genuity Corp. (“Canaccord Genuity”), independent financial advisor to the Special Committee, and (iii) an independent fairness opinion from Canaccord Genuity, providing that as of the date of the Transaction Agreement, and based upon and subject to the limitations and assumptions set forth therein, and such other matters as Canaccord Genuity considered relevant, the consideration to be paid by MDC for the Stagwell Subject Entities pursuant to the Transaction Agreement is fair, from a financial point of view, to the holders of MDC Class A shares (other than Mark Penn, Stagwell, Goldman Sachs and their Affiliates), and, the Special Committee determined, after consultation with its financial and legal advisors, among other things, that it is in the best interest of MDC and its shareholders (other than the interested holders), and declared it advisable, to recommend that MDC enter into the Transaction Agreement and consummate the Transaction.

The Board, after receipt of the unanimous recommendation of the Special Committee, (i) unanimously determined (with Mark Penn, Charlene Barshefsky and Bradley Gross abstaining from voting on, or participating in any deliberations with respect to the Transaction) that it is in the best interests of MDC and its shareholders (other than the interested shareholders), and declared it advisable, to enter into the Transaction Agreement and consummate the Transaction, (ii) approved the execution, delivery and performance by MDC of the Transaction Agreement, and the consummation of the Transaction, and (iii) resolved to recommend that the shareholders of MDC vote for the resolutions necessary to approve the Transaction.

The Transaction will constitute a “business combination” for purposes of MI 61-101 and, in accordance with the requirements of MI 61-101, the Valuation was obtained by, and prepared under the supervision of, the Special Committee. The results of the Valuation will be provided to shareholders in the proxy circular to consider the Transaction. Additional details regarding the requirements of MI 61-101 will be provided in the Proxy Statement/Prospectus, to the extent required.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements (collectively, “forward-looking statements”) within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” under applicable Canadian securities laws. Statements in this document that are not historical facts, including statements about MDC’s or Stagwell’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as “estimate,” “project,” “target,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “should,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “future,” “assume,” “forecast,” “focus,” “continue,” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the respective businesses and operations of MDC, Stagwell and the combined company; information concerning the proposed business combination with subsidiaries of Stagwell (the “Transaction”); the anticipated benefits of the Transaction; the likelihood of the Transaction being completed; the anticipated outcome of the Transaction; the tax impact of the Transaction on MDC and shareholders of MDC; the timing of the Special Meeting the shareholder approvals required for the Transaction; regulatory and stock exchange approval of the Transaction; and the timing of the implementation of the Transaction. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including the risks identified in our filings with the SEC.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside MDC’s control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” in the Proxy/Prospectus, and under the caption “Risk Factors” in MDC’s Annual Report on Form 10-K for the year-ended December 31, 2019 under Item 1A, in MDC’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2020 under Item 1A, in MDC’s Quarterly Report on Form 10-Q for the six-months ended June 30, 2020 under Item 1A and in MDC’s Quarterly Report on Form 10-Q for the nine-months ended September 30, 2020. These and other risk factors include, but are not limited to, the following:

•	an inability to realize expected benefits of the Transaction or the occurrence of difficulties in connection with the Transaction;
•	adverse tax consequences in connection with the Transaction for MDC, its operations and its shareholders, that may differ from the expectations of MDC or Stagwell, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on MDC’s determination of value and computations of its tax attributes may result in increased tax costs;
•	the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transaction;
•	the impact of uncertainty associated with the Transaction on MDC’s and Stagwell’s respective businesses;
•	direct or indirect costs associated with the Transaction, which could be greater than expected;
•	the risk that a condition to completion of the Transaction may not be satisfied and the Transaction may not be completed; and
•	the risk of parties challenging the Transaction or the impact of the Transaction on MDC’s debt arrangements.

You can obtain copies of MDC’s filings under its profile on SEDAR at www.sedar.com, its profile on the SEC’s website at www.sec.gov or its website at www.mdc-partners.com. MDC does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Participants in the Solicitation

MDC, New MDC and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from MDC’s shareholders with respect to the approvals required to complete the proposed Transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, will be set forth in the Proxy Statement/Prospectus when filed with the SEC. Information regarding MDC’s directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by MDC with the SEC on May 26, 2020 and in the Annual Report on Form 10-K filed by MDC with the SEC on March 5, 2020. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Special Meeting will be included in the Proxy Statement/Prospectus to be filed with the SEC. These documents are available to the shareholders of MDC free of charge from the SEC’s website at www.sec.gov and from MDC’s website at www.mdc-partners.com.

You must not construe the contents of this document as legal, tax, regulatory, financial, accounting or other advice, and you are urged to consult with your own advisors with respect to legal, tax, regulatory, financial, accounting and other consequences of the Transaction, the suitability of the Transaction for you and other relevant matters concerning the Transaction.

ABOUT MDC Partners

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

ABOUT The Stagwell Group

The Stagwell Group is the first and only independent, digital-first, and fully-integrated organization of size & scale servicing brands across the continuum of marketing services. Collaborative by design, Stagwell is not weighed down by legacy points of view and its people are united in their desire to innovate, evolve, grow and deliver superior results for their clients. Stagwell’s high growth brands include experts in four categories: digital transformation and marketing, research and insights, marketing communications, and content and media. The address of Stagwell is 1808 Eye Street, Floor 6, Washington, D.C., 20006.

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